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                                                                    Exhibit 10.1

                                November 16, 2004

PERSONAL AND CONFIDENTIAL

Mr. Dean J. Mitchell
c/o Guilford Pharmaceuticals Inc.
6611 Tributary Street
Baltimore, MD 21224

RE:      OFFER OF EMPLOYMENT

Dear Dean:

         On behalf of the Board of Directors of Guilford Pharmaceuticals Inc. (the "Company"), we are pleased to offer you employment with the Company, effective on December 1, 2004 or such earlier date as you and we otherwise agree, subject to an extension up until January 1, 2005 if necessary to obtain the necessary immigration documentation to permit you to commence employment with the Company, on the following terms and conditions:

         1. Your title will be President and Chief Executive Officer. In this capacity, you will report directly to the Board of Directors (the "Board") and have the responsibilities, authority and duties commensurate with such positions in similarly situated companies and such other positions and duties with the Company and its affiliates as not inconsistent with your position may be assigned to you by the Board. Additionally, the Board has approved, subject to your commencement of employment with the Company as President and Chief Executive Officer, your appointment to the Company's Board. You will continue to serve on the Board until the next annual meeting of the Company's stockholders and until your successor is duly elected and qualified. Of course like all directors of the Company, you may be re-nominated to serve on the Board for additional one-year terms, as determined by the Board on an annual basis.



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         2.       In consideration of your services, the Company will provide the following compensation:

                  a. SALARY: Your salary will be at least $45,833 per month (an annual rate of $550,000), payable in semi-monthly increments (as increased from time to time, "Base Salary"). Your performance and compensation will be reviewed by the Board annually in accordance with the Company's performance management process at least annually for increase, but shall not be decreased at any time below $45,833 per month.

                  b. ANNUAL CASH INCENTIVE PLAN: As an officer of the Company, you will be eligible to participate in any incentive plan the Board may adopt from time to time for executive officers of the Company. The Company's incentive plan is based on attainment of corporate objectives and is further influenced by individual performance. Specific goals will be mutually agreed upon between yourself and the Board. Your annual target cash incentive will be 50% of Base Salary.

                           Notwithstanding the foregoing your cash incentive for 2005 will be $275,000 (the "Guaranteed Incentive"), and shall be paid to you after you have been continuously employed by the Company for a period of 12 consecutive months.

                  c.       STOCK OPTIONS:

                           (i) SIGN-ON GRANT. Upon the commencement of your employment as an inducement grant, you will be awarded options to purchase 1,000,000 shares of the Company's common stock (the "Sign-On Grant"), subject to the terms and conditions of the stock option agreement attached hereto as Exhibit A. The price of the options will be the closing price of Guilford's stock on the trading date immediately preceding your first day of employment with the Company. These options will vest as follows: 25% of your options will vest on the first anniversary of the grant. The remaining options in the Sign-On Grant will vest in equal monthly installments over the next 36 months, provided that the options shall vest in full upon a Disability termination by the Company or a termination by reason of your death.

                           (ii) INCENTIVE AWARDS. In accordance with the Company's long-term incentive program, you will be eligible to receive awards of options to



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                           purchase the Company's common stock, at a level
                           commensurate with your position, as determined from time to time by the Compensation Committee of the Board. For each of the first two years of your employment, you will be entitled to receive this incentive award in the amount of options for 250,000 shares. For the avoidance of doubt, you will receive these awards during February 2006 and 2007 conditioned on your continued employment with the Company at the applicable time. Thereafter, participation in the long- term incentive program will be based on Company and personal performance as determined by the Board. The face value of your annual target award will then be equal to two times your annual salary at the date awards are authorized by the Compensation Committee. All incentive awards are made in accordance with the Company's standard award and vesting terms and conditions as in effect from time to time. For your information, incentive awards have been made during February of each year in the past.

                           (iii) RESTRICTED STOCK AND RESTRICTED STOCK UNITS. As a sign on inducement, upon the commencement of your employment, you will be granted under the Company's long-term incentive program 50,000 shares of the Company's Common Stock that will be fully vested upon grant. Within fifteen (15) days after the commencement of your employment as a sign on inducement, you will be granted (x) 250,000 restricted shares of the Company's Common Stock that will vest on the first anniversary of your employment with the Company or earlier upon an Acceleration Event (provided that, if an Acceleration Event occurs prior to such grant, you will be granted 250,000 fully vested shares at the time of the Acceleration Event) and (y) 250,000 restricted shares of the Company's Common Stock, vesting seven years from the commencement of your employment. Based on terms and conditions to be mutually determined between yourself and the Board within 90 days of the commencement of your employment and subject to the Company achieving certain performance milestones, vesting on these shares can accelerate to calendar years 2007, 2008 and 2009. Such grants shall be in the form of Exhibit B hereto. You shall also receive, as a sign on inducement within such fifteen (15) day period, a restricted stock unit grant in the form of Exhibit C that will vest on the earlier of February 12, 2011 or the date of a change of control (as defined in the attached Executive Change of Control and Severance Agreement) and so long as you remain employed as our Chief Executive Officer through that date you will receive shares of the Company's



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                           Common Stock (subject to any applicable adjustment
                           necessary so that these units satisfy the requirements of Internal Revenue Code Section 409A) in an amount equal to the quotient of $1 million divided by the average closing price for each trading day in the month preceding the payout date, but in no event will the vested number of shares exceed 100,000 shares (adjusted for splits and recapitalization events. With respect to any of the restricted shares and restricted stock units provided to you pursuant to this subsection (iii), if your employment with the Company is terminated for Cause (as defined in numbered paragraph 5 below) or you voluntarily terminate your employment with the Company , the unvested portion of the restricted shares and restricted stock units will be forfeited and returned to the Company.

                           (iv) Equity grants shall in no event be subject to any forfeiture or clawback provisions nor to any cutback to comply with a limit under Internal Revenue Code Section 280G. All restricted stock and restricted stock units shall be dividend paying.

                           (v) Following the termination of your employment other than for Cause, you will be entitled to exercise your vested stock options for a period of
                           (A) one year if you have been employed by the Company for less than three consecutive years, or (B) three years if you have been employed by the Company for three or more consecutive years, except in the case of a Change in Control of the Company (which will be governed by Exhibit A), or where the terms of an applicable stock option grant may provide you with a longer period of time to exercise that stock option grant.

                           (vi) SECURITIES COMPLIANCE. All grants made hereunder shall be covered by an S-8, or a replacement therefor (including a resale prospectus) and such documents shall be kept active. The S-8 for the restricted stock and restricted stock units will be effective prior to their grant and the S-8 for the Options will be effective prior to their vesting.

                  d. EXECUTIVE CHANGE IN CONTROL SEVERANCE AGREEMENT: As the President and Chief Executive Officer of the Company, you will be entitled to certain benefits in the event of a change in control of the Company, as set forth in the attached Executive Change in Control Severance Agreement, in addition to the restricted stock unit payout described above. Under certain conditions related to the change in control of the Company, you may receive an amount equal to three



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                           times your Base Salary, accelerated vesting of
                           outstanding options, and benefits continuation for up to two years. The benefits are described in numbered paragraph 3, below.

                  e. JOINING BONUS: Upon the commencement of your employment with the Company, you will receive a cash payment in the amount of $100,000 (the "Joining Bonus"), as a bonus for your joining the Company. The Joining Bonus shall be refundable by you to the Company, ratably, if your employment with the Company terminates prior to one year after you have commenced employment with the Company for Cause or you voluntarily terminate your employment with the Company (other than in connection with an Acceleration Event).

              3. ADDITIONAL BENEFITS. In addition to the compensation described above, you will be eligible for the following benefits:

                  a. SUPPLEMENTAL DISABILITY INSURANCE: In addition to the group disability insurance offered by the Company, as President and Chief Executive Officer of the Company, you will be eligible to apply for a supplemental long-term disability policy paid for by the Company and underwritten by a life insurance company selected by the Company. This plan is subject to standard underwriting requirements. Please see the attached summary example of this important benefit.

                  b. INSURANCE: The Company offers comprehensive medical, dental, vision, life, accidental death, short-term and long-term disability insurance as described in the Employee Benefits Overview.

                  c. FINANCIAL PLANNING ASSISTANCE: You will be reimbursed up to $10,000 each calendar year for financial planning services provided by a qualified tax accountant, financial planner or other similar service.

                  d. VACATION AND HOLIDAYS: You will be entitled to 20 vacation days during your first year of employment; thereafter, a vacation day will be added annually, up to a maximum of 25 vacation days. Also, the Company offers paid specified holidays (currently 11).

                  e. 401(k) PLAN: You may elect to join Company's 401(k) Plan at the quarterly enrollment date following your date of hire. You will be eligible to receive the Company match subject to the terms and



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                           conditions of such plan as may be in effect from time
                           to time. Guilford currently matches 50% of the first 6% of employee salary deferral in the form of newly issued Guilford stock. Subject to applicable laws, you may reallocate the Company match to other funds within the plan once the quarterly match has been made. The annual maximum contribution for 2005 is $14,000. An additional $4,000 may be contributed for those at age 50, subject to IRS limitations.

                  f. EMPLOYEE STOCK PURCHASE PLAN: From time to time, the Company offers the opportunity to participate in an Employee Stock Purchase Plan. If you elect to participate, you may contribute from 1% to 15% of your regular salary to purchase shares under the Plan. However, you may not purchase more than $25,000 worth of the Company's stock during any calendar year.

                  g. ATTORNEY COSTS: Since it is of benefit to the Company for you to be represented by counsel in this matter, the Company will pay the reasonable fees and expenses of your attorney to review this documentation on your behalf, up to a total cost of $10,000. It is understood that you and your attorney will independently evaluate the tax treatment to you of the compensation arrangements described herein and that you will independently determine what, if any, tax elections you may make with respect to those arrangements.

         4. OTHER CONDITIONS OF EMPLOYMENT. This offer of employment at will is conditioned on:

                           (i) your compliance with relevant requirements under the Immigration Reform Act of 1986, including presentation of documentation that proves your identity and legal right to work in the United States (the Company will assist you in, sponsor you as necessary in, and pay the costs of the process of obtaining or continuing your Green Card application and in obtaining any other work or residence visas you require or desire to obtain.) If you are nevertheless unable to commence full-time employment with the Company in the United States due to your immigration status prior to January 1, 2005, or if thereafter you cease to be legally employed in the United States, the Company will be entitled to terminate its obligations under this Agreement with the same effect, respectively as a termination for Cause or a termination without Cause (but with no amounts due under



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                                    Section 6(b) and without such occurrence
                                    being deemed an Acceleration Event);

                           (ii) your signing a Patent and Confidentiality Agreement in connection with your employment by the Company;

                           (iii) successful completion of a background investigation; and

                           (iv) your taking and successfully passing the included drug screen, which should be scheduled at your earliest convenience and our expense.

         5. TERMINATION. Your employment shall terminate upon the occurrence of the first of the following:

                  a.       your death;

                  b. notice from the Company as a result of your Disability given while such Disability is continuing. Disability shall mean your failure to perform your material duties for the Company for six (6) consecutive months because of your physical or mental incapacity;

                  c. Termination by the Company for Cause after written notice of the alleged Cause event has been given to you;

                  d. Termination by the Company without Cause upon written notice;

                  e. Termination by you for Good Reason upon written notice; or

                  f. Termination by you voluntarily without Good Reason upon written notice.

         6.       EXECUTIVE SEVERANCE:

                  a. In the event your employment terminates for any reason whatsoever, you shall receive: (i) all regular Base Salary due up to the date of termination; (ii) any accrued but unused vacation (if and to the extent consistent with the Company's policies), (iii) any incurred but unreimbursed business expenses, (iv) if it has not previously been paid to you, any incentive compensation due to you for any fiscal year ending prior to the effective date of such termination, (v) other than in



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                           the case of a Termination for Cause or a voluntary
                           termination without Good Reason, a pro rata incentive compensation payment for the year of termination based on actual results for the year with respect to the Company, payable when bonuses to other senior executives are paid, (vi) any accrued rights under any benefit or equity plan, program or practice, and
                           (vii) your rights to indemnification and directors and officers liability insurance.

                  b. In addition, in the event your employment is terminated by the Company other than for Cause or by you for Good Reason (subject to the Change in Control Agreement), you shall also be entitled to severance payments in the form of a continuation of your highest Base Salary in the preceding 12 months for 24 months (the applicable period of salary continuance is referred to as the "Severance Period"). Such amounts shall be paid without any obligations to mitigate and no offset for other amounts earned by you. Such payments and any additional benefits are conditioned upon the execution of Separation Agreement and General Release, a copy of which is attached as Exhibit D. During the Severance Period, the Company would also reimburse you for the cost of continuation of any health and life insurance coverage available at the time of the termination of employment, provided that the Company reserves the right to provide substantially equivalent alternative coverage to the extent reasonably available upon conversion from full-time employment, which coverage shall provide no lesser benefit than the coverage provided by the Company. Such continuing coverage is conditioned upon your reasonable cooperation in complying with any necessary application procedures. Remaining benefits of employment, including your eligibility for any incentive program and the vesting of unvested options would cease at termination and not continue to accrue during the Severance Period, except as otherwise provided herein or in any grant or program. Also in the event your employment is terminated by the Company other than for Cause or by you for Good Reason (subject to the Change in Control Agreement), you shall also be entitled to outplacement support through Right Management Consultants' CEO level program, provided you initiate participation in the outplacement program within 60 days of the date of such termination of employment.

                  c. For the purposes of this letter, the term "Cause" means (i) your being convicted of a crime involving fraud or theft against the Company or of



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                           a felony involving moral turpitude; or (ii) you have
                           (x) improperly disclosed material trade secrets or other proprietary information of the Company, other than in good faith performance of your duties, (y) willfully failed or refused to attempt in good faith to perform your material legally assigned duties with regard to the Company (other than as a result of physical or mental incapacity), or (z) engaged in gross negligence or willful misconduct with regard to the Company that causes substantial and material harm to the business and operations of the Company.

                  d. For the purposes of this letter, the term "Good Reason" means the occurrence of any of the following events, unless such event is fully corrected within ten (10) days following written notification by you to the Company that you intend to terminate your employment hereunder for one of the reasons set forth below, or you have concurred in writing with any of the events described below: (i) a diminution in your title, (ii) a material breach by the Company of any material provision of this Agreement; (iii) the Company's requiring you to be based anywhere other than within fifty (50) miles of the Company's current executive offices or other than in the executive offices; (iv) you are not nominated or renominated to the Board, other than (a) by your choice or agreement not to stand for election or reelection, or (b) in a circumstance under which your employment has been terminated for Cause; or (v) after a Change in Control, you are no longer Chief Executive Officer of a public company.

                  e. For the purposes of this letter, the term "Acceleration Event" means a Disability termination, a termination by reason of your death, a termination without Cause and a termination for Good Reason.

         7. RESOLUTION OF DISPUTES: Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration administered by the American Arbitration Association and conducted before one arbitrator in Baltimore, Maryland, all in accordance with its Commercial Arbitration rules then in effect. The decision of the arbitrator shall be final and binding and may be entered in any court of competent jurisdiction. In the event of any dispute in connection with this Agreement, if the arbitrator determines that you have prevailed in such dispute, you shall be awarded your reasonable legal fees, disbursements and costs.



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         8.       INDEMNIFICATION: You shall be indemnified to the fullest
                  extent permitted by law and you shall be covered by director and officer liability insurance, both during and after termination of your employment and directorship (with regard to your service period), in the maximum amount provided to any other officer or director of the Company.

         9. BOILERPLATE: This is the entire agreement between the parties hereto with regard to the subject matter hereof. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Maryland, without regard to any conflicts of laws provisions thereof. It may not be amended orally, but only by a writing executed by the party to be charged. This Agreement shall be binding upon and inure to the benefit of the parties and their permitted assigns. You may not assign this Agreement, except that on your death any amounts due you shall be paid to your estate or designated beneficiary. The Company may assign this Agreement only to an acquirer of all or substantially all of its assets and only if such acquirer promptly delivers to you a written assumption of this Agreement.



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         Please indicate your agreement to the terms and conditions set forth in this letter by counter signing this letter and returning it to the attention of George L. Bunting, Jr., c/o Asher M. Rubin, Secretary by facsimile, to
(410)631-6899, on or before November 17, 2004, at 5:00 p.m., after which date and time this offer shall become null and void.


                                      Very truly yours,

                                      On behalf of the Board of Directors of

                                      GUILFORD PHARMACEUTICALS INC.


                                          By:
                                             -----------------------------------
                                             George L. Bunting, Jr.
                                             Director





Agreed to and accepted as of this    day of November 2004:
                                  --


----------------------------------
Dean J. Mitchell



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                                                                       EXHIBIT A

                          GUILFORD PHARMACEUTICALS INC.
                        EXECUTIVE STOCK OPTION AGREEMENT

                  Guilford Pharmaceuticals Inc., a Delaware corporation (the "Company"), hereby grants an option to purchase shares of its common stock, $.01 par value, (the "Stock") to the Grantee named below, subject to the vesting conditions set forth in the attachment.

Grant Date:        -   , 2004
            -------  --

Name of Grantee: Dean J. Mitchell

Grantee's Social Security Number:       -    -
                                   ----- ---- -----

Number of Shares of Stock Covered by Grant:  1,000,000

         BY SIGNING THIS COVER SHEET, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED IN THE ATTACHED AGREEMENT.

Grantee:
                  --------------------------------------------------------------
                                          (Signature)

Company:
                  --------------------------------------------------------------
                                         (Signature)

                  Title:
                          ------------------------------------------------------


Attachment

                  This is not a stock certificate or a negotiable instrument.

                          GUILFORD PHARMACEUTICALS INC.
                        EXECUTIVE STOCK OPTION AGREEMENT

NONQUALIFIED STOCK OPTION               This option is not intended to be an
                                        incentive stock option under Section 422 of the Internal Revenue Code and will be interpreted accordingly.

EXERCISE AND VESTING                    This option is only exercisable before
                                        it expires and then only with respect to the vested portion of the option.
                                        Subject to the preceding sentence, you
                                        may exercise this option, in whole or in part, to purchase a whole number of vested shares not less than 100 shares, unless the number of shares purchased is the total number available for purchase under the option, by following the procedures set forth in this Agreement.

                                        Your right to purchase shares of Stock
                                        under this option vests, contingent on
                                        your continued Service, as to:

                                        o    250,000 shares shall be vested on
                                             the first anniversary of the Grant
                                             Date.

                                        o    1/48th of the total number of
                                             shares subject to this Option as
                                             set forth on the cover sheet shall
                                             vest in equal monthly installments
                                             on the first day of each month
                                             following the month in which the
                                             first anniversary of the Grant Date
                                             occurs.

                                        o    100% of the shares subject to this
                                             Agreement shall become vested, to
                                             the extent not already vested,
                                             upon: (a) your termination of
                                             Service because of your death or
                                             Disability (as defined in the Offer
                                             Letter), or (b) a Change in Control
                                             (as defined in the Executive Change
                                             in Control and Severance Agreement
                                             between you and the Company dated
                                             ____________ __, 2004).

                                        o    The resulting aggregate number of
                                             vested shares will be rounded down
                                             to the nearest whole number (with
                                             cash paid for any fractional
                                             shares), and you cannot vest in
                                             more than the number of shares
                                             covered by this option. No
                                             additional shares of Stock will
                                             vest after your Service has
                                             terminated for any reason.

                                        For the purpose of this Agreement,
                                        "Service" means service as an employee,
                                        officer, director or other service
                                        provider of the Company or an affiliate
                                        of the Company. Your change in position
                                        or duties shall not result in
                                        interrupted or terminated Service, so
                                        long as such you continue to be an
                                        employee, officer, director or other
                                        service provider of the Company or its
                                        affiliate. Subject to the preceding
                                        sentence, whether a termination of
                                        Service shall have occurred for purposes of this Agreement shall be determined by the Board of Directors of the Company (the "Board"), which determination shall be final, binding and conclusive.

TERM Your option will expire in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Grant Date, as shown on the cover sheet. Your option will expire earlier (but not later) if your Service terminates, as described below, and may be terminated prior to its expiration date in the event of a merger, liquidation or reorganization involving the Company.

TERMINATION OF SERVICE                  If your Service terminates for any
                                        reason other than for Cause (as defined
                                        in the Offer Letter) or as a result of
                                        your retirement (as provided for in the
                                        section of this Agreement entitled
                                        "Retirement"), then your option will
                                        expire at the close of business at
                                        Company headquarters (a) one year after
                                        your termination of Service if you have
                                        been employed by the Company for less
                                        than three consecutive years at the time of your termination of Service or (b) three years after your termination if you have been employed by the Company for at least three years at the time of your termination of Service. Your option shall expire immediately upon your termination for Cause.

DEATH If your Service terminates because of your death, then your estate or heirs may exercise your option prior to its expiration.

                                        In addition, if you die during the one
                                        or three year period described above in
                                        "Termination of Service," your estate or heirs may exercise the vested portion of your option prior to its expiration.

RETIREMENT                              If your Service terminates because of
                                        your retirement after you have reached
                                        age 55, then

                                        o    if you have at least five years of
                                             Service and your age plus the
                                             number of years of your Service
                                             equals at least 62, then your
                                             option shall expire five years
                                             after your termination of Service.

                                        o    if you have at least ten years of
                                             Service and your age plus the
                                             number of years of Service equals
                                             at least 65, then your option shall
                                             expire at the end of its term.

NOTICE OF EXERCISE                      When you wish to exercise this option,
                                        you must notify the Company by filing
                                        the proper "Notice of Exercise" form at
                                        the address given on the form. Your
                                        notice must specify how many shares you
                                        wish to purchase (in a parcel of at
                                        least 100 shares generally). Your notice must also specify how your shares of Stock should be registered (in your name only or in your and your spouse's names as joint tenants with right of survivorship). The notice will be effective when it is received by the Company.

                                        If someone else wants to exercise this
                                        option after your death, that person
                                        must prove to the Company's satisfaction that he or she is entitled to do so.

FORM OF PAYMENT                         When you submit your notice of exercise,
                                        you must include payment of the option
                                        price for the shares you are purchasing.
                                        Payment may be made in one (or a
                                        combination) of the following forms:

                                        o     Cash, your personal check, a
                                              cashier's check, a money order or
                                              another cash equivalent acceptable
                                              to the Company.

                                        o     Shares of Stock which have already
                                              been owned by
                                              you for more than six months and
                                              which are surrendered to the
                                              Company. The value of the shares,
                                              determined as of the effective
                                              date of the option exercise, will
                                              be applied to the option price.

                                        o     By delivery (on a form prescribed
                                              by the Company) of an irrevocable
                                              direction to a licensed securities
                                              broker acceptable to the Company
                                              to sell Stock and to deliver all
                                              or part of the sale proceeds to
                                              the Company in payment of the
                                              aggregate option price and any
                                              withholding taxes.

WITHHOLDING TAXES                       You will not be allowed to exercise this
                                        option unless you make acceptable
                                        arrangements to pay any withholding or
                                        other taxes that may be due as a result
                                        of the option exercise or sale of Stock
                                        acquired under this option. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the exercise or sale of shares arising from this grant, the Company will have the right to: (i) require that you arrange such payments to the Company, or (ii) withhold such amounts from other payments due to you from the Company or any affiliate. In the alternative and only if the Company grants its approval, you may elect to satisfy the minimum required withholding requirements by forfeiting to the
                                        Company shares of Stock acquired
                                        pursuant to this Agreement in an amount
                                        equal to the withholding or other taxes
                                        due.

TRANSFER OF OPTION                      Except as provided in this section,
                                        during your lifetime, only you (or, in
                                        the event of your legal incapacity or
                                        incompetency, your guardian or legal
                                        representative) may exercise the option
                                        and you may not transfer or assign this
                                        option.

                                        You may transfer the option to (i) your
                                        spouse, children or grandchildren
                                        ("Immediate Family Members"), (ii) a
                                        trust or trusts for the exclusive
                                        benefit of your Immediate Family
                                        Members, or (iii) a partnership in which your Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer and
                                        (y) subsequent transfers of the option
                                        are prohibited except those in
                                        accordance with this section, or by will or the laws of descent and distribution. Following transfer, the option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of this option the term "you" or "your" shall be deemed to refer to your transferee. The provisions relating to termination of Service set forth above shall continue to be applied with respect to you and your transferees, following which the option shall be exercisable by the transferee only to the extent, and for the periods, specified in this Agreement.

                                        Regardless of any marital property
                                        settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse, nor is the Company obligated to recognize your spouse's interest in your option in any other way.

SHAREHOLDER RIGHTS                      You, or your estate or heirs, have no
                                        rights as a shareholder of the Company
                                        until a certificate for your option's
                                        shares has been issued (or an
                                        appropriate book entry has been made).
                                        No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued (or an appropriate book entry has been made).

ADJUSTMENTS                             In the event of a stock split, a stock
                                        dividend or a similar change in the
                                        Stock, the number of shares covered by
                                        this option and the option price per
                                        share shall be adjusted (and rounded
                                        down to the nearest whole number) if
                                        determined to be appropriate by the
                                        Board.

                                        Subject to the next paragraph, if the
                                        Company shall be the surviving entity in any reorganization, merger or consolidation of the Company with one or more other entities, the Option shall pertain to and apply to the securities to which a holder of the number of Shares subject to the Option would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Option Price per Share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the Shares remaining subject to the Option immediately prior to such reorganization, merger or consolidation.

                                        Upon the dissolution or liquidation of
                                        the Company, or upon a merger,
                                        consolidation or reorganization of the
                                        Company with one or more other entities
                                        in which the Company is not the
                                        surviving entity, or upon a sale of
                                        substantially all of the assets of the
                                        Company to another entity, or upon any
                                        transaction (including, without
                                        limitation, a merger or reorganization
                                        in which the Company is the surviving
                                        entity) approved by the Board which
                                        results in any person or entity (or
                                        persons or entities acting as a group or otherwise in concert) owning 80 percent or more of the combined voting power of all classes of securities of the Company, the Option hereunder shall terminate, except to the extent provision is made in connection with such transaction for the continuation and/or the assumption of the Option, or for the substitution for the Option of new options covering the stock of a successor employer entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Option shall continue in the manner and under the terms so provided. In the event of any such termination of the Option, you will have the right, for 30 days immediately prior to the occurrence of such termination, to exercise the Option in whole or in part, whether or not you were otherwise entitled to exercise such Option at the time such termination occurs. Any exercise during such 30-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event. The Company shall send you written notice of an event that will result in such a termination to you not later than the time at which the Company gives notice thereof to its stockholders.

RETENTION RIGHTS                        Neither your option nor this Agreement
                                        give you the right to be retained by the Company in any capacity. The Company reserves the right to terminate your Service at any time and for any reason.

SECTION 16 During any time when the Company has a class of equity security registered under Section 12 of the Securities Exchange Act of 1934, as now in effect or as hereafter amended, it is the intent of the Company that this Agreement will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of this Agreement does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the option granted hereunder. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Agreement in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

APPLICABLE LAW                          This Agreement will be interpreted and
                                        enforced under the laws of the State of
                                        Maryland, other than any conflicts or
                                        choice of law rule or principle that
                                        might otherwise refer construction or
                                        interpretation of this Agreement to the
                                        substantive law of another jurisdiction.

ADMINISTRATION                          The interpretation and construction by
                                        the Board of any provision of this
                                        Agreement shall be final, binding and
                                        conclusive.

                                                                       EXHIBIT B

                          GUILFORD PHARMACEUTICALS INC.
                      EXECUTIVE RESTRICTED STOCK AGREEMENT

                  Guilford Pharmaceuticals Inc., a Delaware corporation (the "Company"), hereby grants shares of its common stock, $.01 par value, (the "Stock") to the Grantee named below, subject to the vesting conditions set forth in the attachment.

Grant Date:        -   , 2004
            -------  --

Name of Grantee: Dean J. Mitchell

Grantee's Social Security Number:       -    -
                                   ----- ---- -----

Number of Shares of Stock Covered by Grant:  500,000

         BY SIGNING THIS COVER SHEET, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED IN THE ATTACHED AGREEMENT.

Grantee:
                  --------------------------------------------------------------
                                            (Signature)

Company:
                  --------------------------------------------------------------
                                           (Signature)

                  Title:
                          ------------------------------------------------------


Attachment

                  This is not a stock certificate or a negotiable instrument.

                          GUILFORD PHARMACEUTICALS INC.
                      EXECUTIVE RESTRICTED STOCK AGREEMENT

RESTRICTED STOCK/                       This grant is an award of Stock in the
NONTRANSFERABILITY                      number of shares set forth on the cover
                                        sheet and subject to the vesting
                                        conditions described below ("Restricted
                                        Stock"). To the extent not yet vested,
                                        your Restricted Stock may not be
                                        transferred, assigned, pledged or
                                        hypothecated, whether by operation of
                                        law or otherwise, nor may the Restricted
                                        Stock be made subject to execution,
                                        attachment or similar process.

ISSUANCE AND VESTING                    The Company will issue your Restricted
                                        Stock in your name as of the Grant Date.

                                        This Restricted Stock grant shall become vested, contingent on your continued Service, according to the following schedule:

                                        o    250,000 shares shall become vested
                                             on the one year anniversary of the
                                             Grant Date; provided, that, the
                                             vesting of such shares shall be
                                             accelerated upon the occurrence of
                                             an "Acceleration Event" (as defined
                                             in the employment offer letter
                                             between you and the Company dated
                                             _______ __, 2004 "Offer Letter").

                                        o    250,000 shares shall become vested
                                             on the seven year anniversary of
                                             the Grant Date; provided, that,
                                             vesting of such shares shall be
                                             accelerated based on the attainment
                                             of certain performance criteria to
                                             be mutually agreed upon by you and
                                             the Company in accordance with the
                                             Offer Letter within 90 days of the
                                             Grant Date. Such performance
                                             criteria shall be listed as Exhibit
                                             C of this Agreement. The vesting of
                                             such shares shall also be
                                             accelerated upon: (a) your
                                             termination of Service because of
                                             your death or Disability (as
                                             defined in the Offer Letter) or (b)
                                             a Change of Control (as defined in
                                             the Executive Change of Control and
                                             Severance Agreement between you and
                                             the Company dated ____________ __,
                                             2004).

                                        o    If any of the shares of Restricted
                                             Stock would otherwise become vested
                                             during a period in which you are
                                             (i) subject to a lock-up agreement
                                             restricting your ability to sell
                                             shares of Stock in the open market
                                             or (ii) restricted from selling
                                             shares of Stock in the open market
                                             because you are not then eligible
                                             to sell under the Company's insider
                                             trading or similar plan as
                                             then in effect (whether because a
                                             trading window is not open or you
                                             are otherwise restricted from
                                             trading), vesting in such shares of
                                             Stock will be delayed until the
                                             earlier of (i) the first date on
                                             which you are no longer prohibited
                                             from selling shares of Stock due to
                                             a lock-up agreement or insider
                                             trading plan restriction (the
                                             "Vesting Date") or (ii) the
                                             occurrence of an Acceleration
                                             Event, and provided, further, that
                                             you have been continuously in
                                             Service from the Grant Date until
                                             the Vesting Date.

                                        For the purpose of this Agreement,
                                        "Service" means service as an employee,
                                        officer, director or other service
                                        provider of the Company or an affiliate
                                        of the Company. Your change in position
                                        or duties shall not result in
                                        interrupted or terminated Service, so
                                        long as such you continue to be an
                                        employee, officer, director or other
                                        service provider of the Company or its
                                        affiliate.

FORFEITURE OF UNVESTED STOCK            You shall forfeit any unvested
                                        Restricted Stock upon your termination
                                        of Service for any reason.

ESCROW The certificates for the Restricted Stock shall be deposited in escrow with the Secretary of the Company to be held in accordance with the provisions of this paragraph. Each deposited certificate shall be accompanied by a duly executed Assignment Separate from Certificate in the form attached hereto as Exhibit A. The deposited certificates shall remain in escrow until such time or times as the certificates are to be released or otherwise surrendered for cancellation as discussed below. Upon delivery of the certificates to the Company, you shall be issued an instrument of deposit acknowledging the number of shares of Stock delivered in escrow to the Secretary of the Company.

                                        All regular cash dividends on the Stock
                                        (or other securities at the time held in escrow) shall be paid directly to you and shall not be held in escrow. However, in the event of any stock dividend, stock split, recapitalization or other change affecting the Company's outstanding common stock as a class effected without receipt of consideration or in the event of a stock split, a stock dividend or a similar change in the Company Stock, any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to the Stock shall be immediately delivered to the Secretary of the Company to be held in escrow hereunder, but only to the extent the Stock is at the time subject to the escrow requirements hereof.

                                        The shares of Stock held in escrow
                                        hereunder shall be subject to the
                                        following terms and conditions relating
                                        to their release from escrow or their
                                        surrender to the Company for
                                        cancellation:

                                        o    As your interest in the shares
                                             vests as described above, the
                                             certificates for such vested shares
                                             shall be released from escrow and
                                             delivered to you, at your request.

                                        Notwithstanding the foregoing, in lieu
                                        of the issuance of certificates under
                                        this Agreement and the use of an escrow
                                        arrangement, the Company may instead use the book-entry method of recording share issuance.

WITHHOLDING TAXES                       You agree, as a condition of this grant,
                                        that you will make acceptable
                                        arrangements to pay any withholding or
                                        other taxes that may be due as a result
                                        of the vesting of Stock acquired under
                                        this grant. In the event that the
                                        Company determines that any federal,
                                        state, local or foreign tax or
                                        withholding payment is required relating to the vesting of shares arising from this grant, the Company will have the right to: (i) require that you arrange such payments to the Company, or (ii) withhold such amounts from other payments due to you from the Company. In the alternative and only if the Company grants its approval, you may elect to satisfy the minimum required withholding requirements by forfeiting to the
                                        Company shares of Stock acquired
                                        pursuant to this Agreement in an amount
                                        equal to the withholding or other taxes
                                        due.

SECTION 83(b)                           Under Section 83 of the Internal Revenue
ELECTION Code of 1986, as amended (the "Code"), the difference between the purchase price paid (if any) for the shares of Stock and their fair market value on the date any forfeiture restrictions applicable to such shares lapse will be reportable as ordinary income at that time. For this purpose, "forfeiture restrictions" include the Company's right to cancel unvested Restricted Stock described above. You may elect to be taxed at the time the shares are acquired rather than when such shares cease to be subject to such forfeiture restrictions by filing an election under
                                        Section 83(b) of the Code
                                        with the Internal Revenue Service within thirty (30) days after the Grant Date. You will have to make a tax payment to the extent the purchase price is less than the fair market value of the shares on the Grant Date. No tax payment will have to be made to the extent the purchase price is at least equal to the fair market value of the shares on the Grant Date. The form for making this election is attached as Exhibit B hereto. Failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by you (in the event the fair market value of the shares increases after the date of purchase) as the forfeiture restrictions lapse.

                                        YOU ACKNOWLEDGE THAT IT IS YOUR SOLE
                                        RESPONSIBILITY, AND NOT THE COMPANY'S,
                                        TO FILE A TIMELY ELECTION UNDER SECTION
                                        83(b), EVEN IF YOU REQUEST THE COMPANY
                                        OR ITS REPRESENTATIVES TO MAKE THIS
                                        FILING ON YOUR BEHALF. YOU ARE RELYING
                                        SOLELY ON YOUR OWN ADVISORS WITH RESPECT
                                        TO THE DECISION AS TO WHETHER OR NOT TO
                                        FILE ANY 83(b) ELECTION.

SHAREHOLDER RIGHTS                      You have the right to vote the
                                        Restricted Stock and to receive any
                                        dividends declared or paid on such
                                        stock. Any distributions you receive as
                                        a result of any stock split, stock
                                        dividend, combination of shares or other similar transaction shall be deemed to be a part of the Restricted Stock and subject to the same conditions and restrictions applicable thereto. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued.

ADJUSTMENTS                             In the event of a stock split, a stock
                                        dividend or a similar change in the
                                        Company stock, the number of shares
                                        covered by this grant shall be adjusted
                                        (and rounded down to the nearest whole
                                        number). Your Restricted Stock shall be
                                        subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity in the same manner as the common stock of the Company, but shall be subject to the vesting provisions hereof.

                                        Upon the occurrence of a Change of
                                        Control (as defined in the Executive
                                        Change of Control and Severance

                                        Agreement between you and the Company
                                        dated ____________ __, 2004) the Board
                                        may elect, in its sole discretion, to
                                        cancel the Restricted Stock and pay or
                                        deliver, or cause to be paid or
                                        delivered, to you an amount in cash or
                                        securities having a value (as determined by the Board acting in good faith) equal to the formula or fixed price per share paid to holders of shares of Stock.

LEGENDS All certificates representing the Stock issued in connection with this grant shall, where applicable, have endorsed thereon the following legends:

                                            "THE SHARES REPRESENTED BY THIS
                                            CERTIFICATE ARE SUBJECT TO CERTAIN
                                            RESTRICTIONS ON TRANSFER AND OPTIONS
                                            TO PURCHASE SUCH SHARES SET FORTH IN
                                            AN AGREEMENT BETWEEN THE COMPANY AND
                                            THE REGISTERED HOLDER, OR HIS OR HER
                                            PREDECESSOR IN INTEREST. A COPY OF
                                            SUCH AGREEMENT IS ON FILE AT THE
                                            PRINCIPAL OFFICE OF THE COMPANY AND
                                            WILL BE FURNISHED UPON WRITTEN
                                            REQUEST TO THE SECRETARY OF THE
                                            COMPANY BY THE HOLDER OF RECORD OF
                                            THE SHARES REPRESENTED BY THIS
                                            CERTIFICATE."

APPLICABLE LAW                          This Agreement will be interpreted and
                                        enforced under the laws of the State of
                                        Maryland, other than any conflicts or
                                        choice of law rule or principle that
                                        might otherwise refer construction or
                                        interpretation of this Agreement to the
                                        substantive law of another jurisdiction.

SECTION 16 During any time when the Company has a class of equity security registered under Section 12 of the Securities Exchange Act of 1934, as now in effect or as hereafter amended, it is the intent of the Company that this Agreement will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of this Agreement does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the option granted hereunder. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Agreement in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

ADMINISTRATION                          The interpretation and construction by
                                        the Board of Directors of the Company of any provision of this Agreement shall be final, binding and conclusive.

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

     FOR VALUE RECEIVED, _____________hereby sells, assigns and transfers unto Guilford Pharmaceuticals Inc., a Delaware corporation (the "Company"), ____________(__________) shares of common stock of the Company represented by Certificate No. ___ herewith and does hereby irrevocable constitute and appoint ______________ Attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.

     Dated:            , 2004
           ------------

                                      ------------------------------------------
                                                      Print Name

                                      ------------------------------------------
                                                       Signature

                         Spouse Consent (if applicable)

     ___________________ (Purchaser's spouse) indicates by the execution of this Assignment his or her consent to be bound by the terms herein as to his or her interests, whether as community property or otherwise, if any, in the shares of common stock of the Company.

                                      ------------------------------------------
                                                        Signature


INSTRUCTIONS: PLEASE DO NOT FILL IN ANY BLANKS OTHER THAN THE SIGNATURE LINE. THE PURPOSE OF THIS ASSIGNMENT IS TO ENABLE THE COMPANY TO CANCEL UNVESTED SHARES AS SET FORTH IN THE AGREEMENT WITHOUT REQUIRING ADDITIONAL SIGNATURES ON THE PART OF PURCHASER.

                                    EXHIBIT B

                         ELECTION UNDER SECTION 83(b) OF
                            THE INTERNAL REVENUE CODE

                  The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

                  1. The name, address and social security number of the undersigned:

                  Name:
                       ---------------------------------------------------------
                  Address:
                          ------------------------------------------------------

                  Social Security No. :
                                       -----------------------------------------

                  2. Description of property with respect to which the election is being made:

                  __________________ shares of common stock, par value $.01 per share, Guilford Pharmaceuticals Inc., a Delaware corporation, (the "Company").

                  3. The date on which the property was transferred is ____________ __, 2004.

                  4. The taxable year to which this election relates is calendar year 2004.

                  5. Nature of restrictions to which the property is subject:

                  The shares of stock are subject to the provisions of a Restricted Stock Agreement between the undersigned and the Company. The shares of stock are subject to forfeiture under the terms of the Agreement.

                  6. The fair market value of the property at the time of transfer (determined without regard to any lapse restriction) was $__________ per share, for a total of $__________.

                  7. The amount paid by taxpayer for the property was $__________.

                  8. A copy of this statement has been furnished to the Company.

Dated:               , 2004
        -------------


                                             -----------------------------------
                                                     Taxpayer's Signature


                                             -----------------------------------
                                                     Taxpayer's Printed Name

                        PROCEDURES FOR MAKING ELECTION
                    UNDER INTERNAL REVENUE CODE SECTION 83(b)



                  The following procedures MUST be followed with respect to the attached form for making an election under Internal Revenue Code section 83(b) in order for the election to be effective:

                  1. You must file one copy of the completed election form with the IRS Service Center where you file your federal income tax returns within 30 days after the Grant Date of your Restricted Stock.

                  2. At the same time you file the election form with the IRS, you must also give a copy of the election form to the Secretary of the Company.

                  3. YOU MUST FILE ANOTHER COPY OF THE ELECTION FORM WITH YOUR FEDERAL INCOME TAX RETURN (GENERALLY, FORM 1040) FOR THE TAXABLE YEAR IN WHICH THE STOCK IS TRANSFERRED TO YOU.

                                    EXHIBIT C

                [TO BE PROVIDED WITHIN 90 DAYS OF THE GRANT DATE]

                                                                       EXHIBIT C

                          GUILFORD PHARMACEUTICALS INC.
                    EXECUTIVE RESTRICTED STOCK UNIT AGREEMENT

                  Guilford Pharmaceuticals Inc., a Delaware corporation (the "Company"), hereby grants units relating to its common stock, $.01 par value, (the "Stock") to the Grantee named below, subject to the vesting conditions set forth in the attachment.

Grant Date:        -   , 2004
            -------  --

Name of Grantee: Dean J. Mitchell

Grantee's Social Security Number:       -    -
                                   ----- ---- -----

Number of Restricted Stock Units Covered by Grant: A number of units representing a number of shares of Stock equal to:

         the quotient of $1 million divided by the average closing price of the Stock for each trading day in the 20 trading day period preceding the Payout Date (as defined in the attached Agreement), but in no event more than 100,000 shares of Stock (subject to adjustment for stock splits and similar corporate events as provided in the attached agreement).

         BY SIGNING THIS COVER SHEET, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED IN THE ATTACHED AGREEMENT.

Grantee:
                  --------------------------------------------------------------
                                          (Signature)

Company:
                  --------------------------------------------------------------
                                          (Signature)

                  Title:
                          ------------------------------------------------------


Attachment

                  This is not a stock certificate or a negotiable instrument.

                          GUILFORD PHARMACEUTICALS INC.
                    EXECUTIVE RESTRICTED STOCK UNIT AGREEMENT


NONTRANSFERABILITY                      This grant is an award of Restricted
                                        Stock Units in the number set forth on
                                        the cover sheet and subject to the
                                        vesting conditions described below
                                        ("Restricted Stock Units"). Your
                                        Restricted Stock Units may not be
                                        transferred, assigned, pledged or
                                        hypothecated, whether by operation of
                                        law or otherwise, nor may the Restricted
                                        Stock Units be made subject to
                                        execution, attachment or similar
                                        process.

ISSUANCE AND VESTING                    This Restricted Stock Unit grant shall
                                        become vested, contingent on your
                                        continued Service (as defined below),
                                        according to the following schedule:

                                        o    100% of the shares subject to this
                                             Agreement shall become vested upon
                                             the first to occur of: (a) February
                                             12, 2011; or (b) a Change of
                                             Control (as defined in the
                                             Executive Change of Control and
                                             Severance Agreement between you and
                                             the Company dated ____________ __,
                                             2004). It is intended that Change
                                             of Control have a meaning
                                             consistent with Section 409A of the
                                             Internal Revenue Code and the
                                             regulations thereunder.

                                        For the purpose of this Agreement,
                                        "Service" means service as an employee,
                                        officer, director or other service
                                        provider of the Company or an affiliate
                                        of the Company. Your change in position
                                        or duties shall not result in
                                        interrupted or terminated Service, so
                                        long as such you continue to be an
                                        employee, officer, director or other
                                        service provider of the Company or its
                                        affiliate.

DELIVERY OF SHARES                      A certificate for the shares of Stock
PURSUANT TO                             represented by the Restricted Stock
RESTRICTED STOCK UNITS                  Units shall be delivered to you, or to
                                        your eligible beneficiary or your
                                        estate, at such time as the Restricted
                                        Stock Units become vested; provided,
                                        that, if required by Section 409A of the Internal Revenue Code and the regulations thereunder, delivery of the shares shall not be made earlier than six months after your separation from service within the meaning of Section 409A. The date that certificates are required to be delivered to you under this subsection is the "PAYOUT DATE."

                                        If the Payout Date provided for in the
                                        preceding paragraph would otherwise
                                        occur during a period in which you are:
                                        (a) subject to a lock-up agreement
                                        restricting your ability to sell shares
                                        of Stock in the open market or (b)
                                        restricted from selling shares of Stock
                                        in the open market because you are not
                                        then eligible to sell under the
                                        Company's insider trading or similar
                                        plan as then in effect (whether because
                                        a trading window is not open or you are
                                        otherwise restricted from trading), the
                                        Payout Date will be delayed until the
                                        first date on which you are no longer
                                        prohibited from selling shares of Stock
                                        due to a lock-up agreement or insider
                                        trading plan restriction.

FORFEITURE OF UNVESTED                  You shall forfeit any unvested
RESTRICTED STOCK UNITS                  Restricted Stock Units upon your
                                        termination of Service for any reason.

WITHHOLDING TAXES                       You agree, as a condition of this grant,
                                        that you will make acceptable
                                        arrangements to pay any withholding or
                                        other taxes that may be due as a result
                                        of the vesting of Stock acquired under
                                        this grant. In the event that the
                                        Company determines that any federal,
                                        state, local or foreign tax or
                                        withholding payment is required relating to the vesting of shares arising from this grant, the Company shall have the right to: (i) require that you arrange for such payments to the Company, or
                                        (ii) withhold such amounts from other
                                        payments due to you from the Company. In the alternative and only if the Company grants its approval, you may elect to satisfy the minimum required withholding requirements by forfeiting to the
                                        Company shares of Stock acquired
                                        pursuant to this Agreement in an amount
                                        equal to the withholding or other taxes
                                        due.

SHAREHOLDER RIGHTS                      You do not have any of the rights of a
                                        shareholder with respect to the
                                        Restricted Stock Units unless and until
                                        the Shares relating to the Restricted
                                        Stock Units has been delivered to you.

ADJUSTMENTS                             In the event of a stock split, a stock
                                        dividend or a similar change in the
                                        Company stock, the maximum number of
                                        Restricted Stock Units covered by this
                                        grant shall be adjusted (and rounded
                                        down to the nearest whole number). Your
                                        Restricted Stock Units shall be subject
                                        to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity in the same manner as common stock of the Company, but shall be subject to the vesting and distribution provisions hereof.

APPLICABLE LAW                          This Agreement will be interpreted and
                                        enforced under the laws of the State of
                                        Delaware, other than any conflicts or
                                        choice of law rule or principle that
                                        might otherwise refer construction or
                                        interpretation of this Agreement to the
                                        substantive law of another jurisdiction.

ADMINISTRATION                          The interpretation and construction by
                                        the Board of Directors of the Company of any provision of this Agreement shall be final, binding and conclusive.

       THIS IS A RELEASE. YOU SHOULD READ IT CAREFULLY BEFORE YOU SIGN IT.

                    SEPARATION AGREEMENT AND GENERAL RELEASE

         THIS SEPARATION AGREEMENT AND GENERAL RELEASE ("Agreement") is made and entered into on the date this Agreement is fully executed (the "Agreement Date") by and between GUILFORD PHARMACEUTICALS INC. (the "Company") and xxxxx ("Employee").

         WHEREAS, the parties desire to set forth in this Agreement the terms upon which they have mutually agreed to an orderly termination of Employee's employment with the Company;

         NOW THEREFORE, in consideration of the foregoing and of other considerations contained in this Agreement, the parties agree as follows:

1. Separation of Employment. Employee acknowledges that Employee's employment with the Company will cease upon the close of business on xxx, 2004 ("Effective Date") and agrees that Employee has no right to further employment by the Company after that date. Further, Employee acknowledges that Employee's last day of work is xxx, 2004

2. Severance and Other "Benefits". In consideration of the covenants and agreements made by Employee hereunder, the Company will, commencing upon the eighth day after this Agreement has been executed by Employee (provided that such execution has not been revoked by employee prior thereto):

         (a) Subject to the provisions of Section 3 below, pay Employee a total severance of $xx,xxxx.xx, which will be paid following Company's regular payroll process, in increments to resemble regular pay checks, less applicable taxes and withholdings;

         (b) Employee will continue on medical Benefits as an employee through xxx xx, xxxx and may enroll in COBRA benefits after xxx xx, xxxx. Information concerning COBRA rights and costs will be provided under separate cover, following usual Company process;

         (c) Employee will be eligible to participate in outplacement support through Right Management Consultants' CEO program, provided Employee initiates participation in the outplacement program within 60 days of the Effect Date;

Employees Name
Date, 2004


3. Other Benefits. Except as provided in Section 2 of this Agreement or any grant, plan or program, the Company shall not be obligated to make any other payments, or provide any other benefits to Employee, following the Effective Date. Without limiting the generality of the foregoing, all vesting of stock options, eligibility for matching grants and all other benefits shall terminate on the Effective Date, except as otherwise provided in your employment agreement or any grant.

4. Release. In consideration of the Benefit described in Section 2, Employee, on behalf of Employee, Employee's heirs, executors, administrators, successors and assigns, hereby releases, acquits and forever discharges the Company and any and all of its current or former subsidiaries and other affiliated entities and benefit plans, as well as its and/or their officers, directors, representatives, attorneys, agents, servants, employees, stockholders, successors, predecessors and affiliates in such capacities (for purposes of this Section 5, all incorporated in the definition of the "Company") from any and all claims, liabilities, demands, causes of action, costs, expenses, attorney's fees, damages, indemnities and obligations of every kind and nature, in law, in equity or otherwise, known or unknown, suspected or unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, acts or conduct at any time as of or prior to the Effective Date, including, but not limited to: all such claims or demands arising from Employee's employment or the termination of Employee's employment; all such claims and demands related to salary, bonuses, commissions, stock, stock options, (except that Employee shall have the right to exercise any vested and unexercised stock options previously granted to Employee in accordance with any agreement(s) applicable thereto), and stock option plan(s), fringe benefits, severance pay, expense reimbursements, or any form of compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the Federal Civil Rights Acts of 1964, as amended, The Americans with Disabilities Act, the Maryland Fair Employment Practices Act, as amended, the Age Discrimination in Employment Act of 1967, as amended, the Employee Retirement Income Security Act of 1974, as amended, or any law or legal principle of similar effect in any other relevant jurisdiction; contract claims; tort claims; or claims of wrongful discharge, discrimination, fraud, defamation, and emotional distress. Employee further agrees not to sue or otherwise institute or cause to be instituted or in any way voluntarily participate in the prosecution of any complaints or charges against any persons or entities released herein in any federal, state or other court, administrative agency or other forum concerning

Employees Name
Date, 2004


         any claims released herein. The foregoing release shall not cover the Employee's rights to indemnification or coverage under directors and officers liability insurance policies.


5. Return of Company Property. Employee will immediately return any of the Company's property in Employee's possession or control (including, but not limited to, any Company keys, identification cards, credit cards, business cards, documents, records, and computer hardware, software or tapes or diskettes) to a designated representative of the Company. The foregoing shall not cover the Employee's rolodex and similar address book, which he may retain and use.

6. Certain Covenants. Employee covenants and agrees that for a two (2) year period following the Agreement Date hereof, Employee will refrain from making with intent to damage the Company any public defamatory, derogatory or other unfavorable statements regarding the Company or its business, officers, directors, employees and agents; provided the foregoing shall not prevent compliance with legal process. The Company covenants and agrees that for a two (2) year period following the Agreement date hereof, the Company formally and its officers and directors, directly and indirectly, will refrain from making with intent to damage the Employee any public defamatory, derogatory or other unfavorable statements regarding the Employee, provided the foregoing shall not prevent compliance with legal process.

7. Confidentiality. Except for Employee's own attorney, tax advisor and immediate family, and potential future employers with regard to relevant provisions, Employee agrees that the terms of this Agreement shall be confidential, and that Employee, Employee's attorney, tax advisor and immediate family will not disclose any information concerning the terms of this Agreement to anyone, including but not limited to past, present or future employees of the Company. Employee acknowledges that Employee remains bound by the provisions of a Patent and Confidentiality Agreement as previously signed by Employee. This provision shall cease to apply to the extent this Agreement is publicly available.

8. Severability. Each provision of this Agreement shall be considered severable. If any provision contained herein is held to be void, illegal or unenforceable, such illegality or unenforceability shall not affect any of the other provisions herein, and the remaining provisions of this Agreement will continue to be given full force and effect. It is the intention of the Parties that, if any court construes any provision to be unenforceable or unreasonable because of the duration of such provision or the area or matter, if capable of being made enforceable by the court's reduction of such provision, this Agreement shall be reduced and enforceable in its modified form.

9. No Admission. Employee understands and agrees that nothing contained in this Agreement is to be considered an admission by the Company of any wrongdoing under any federal, state or local statute, regulation, public policy, tort law, contract law, or common law.

Employees Name
Date, 2004


10. Acknowledgment. Employee acknowledges that Employee has read and understands this Agreement and is executing it knowingly, voluntarily and without coercion, that Employee has been advised to consult with an attorney prior to executing this Agreement, and that Employee has been given a period of twenty-one (21) days within which to consider and execute this Agreement, unless Employee voluntarily chooses to execute this Agreement before the end of the 21-day period. Once executed, Employee understands that Employee has seven (7) days following the execution of this Agreement to revoke it, and that this Agreement is not effective or enforceable until after this seven (7) day period. Among other things, this means that the Benefits contemplated in
         Section 2 above will not be payable until this Agreement becomes effective and enforceable. Employee understands that a portion of the consideration offered by the Company in this Agreement relates specifically to Employee's release of claims under the Age Discrimination in Employment Act of 1967, as amended. Employee further understands that once this Agreement becomes effective, it cannot be altered, revoked or rescinded without the express written consent of the Company.

11. In Event of Breach or Dispute. Any dispute or controversy arising under or in connection with this Agreement, other than with regard to injunctive relief, shall be settled exclusively by arbitration administered by the American Arbitration Association and conducted before one arbitrator in Baltimore, Maryland, all in accordance with its Commercial Arbitration Rules then in effect. The decision of the arbitrators shall be final and binding and may be entered in any court of competent jurisdiction. In the event of any dispute in connection with this Agreement, if the arbitrator determines that you have prevailed in such dispute, you shall be awarded your reasonable legal fees, disbursements and costs.

12. Modifications. This Agreement may not be modified in any way except in a written agreement signed by both Employee and an officer or other authorized representative of the Company.

13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland without giving effect to its conflict of law provisions. Subject to Section 12 above, the parties agree to submit to the exclusive jurisdiction of the state and federal courts situated in Baltimore, Maryland for all disputes arising under or relating to this Agreement.

14. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Company and Employee relating to Employee's separation from the Company. Employee acknowledges and agrees that in executing this Agreement, Employee has not relied on any promises or representations other than those set forth in the Agreement.

Employees Name
Date, 2004


15. Expiration of Offer. The offer to Employee created by this Agreement shall expire and automatically become null and void and of no effect if Employee has not executed and delivered this Agreement by 5:00 p.m. E.D.T., xxxxx, 2004.






GUILFORD PHARMACEUTICALS INC.              xxxxxx (EMPLOYEE):


By
  -----------------------------------      -------------------------------------
                                           Signature


  --------------------                     --------------------
  Date                                     Date

                        (GUILFORD PHARMACEUTICALS LOGO)


                      PATENT AND CONFIDENTIALITY AGREEMENT

         In consideration of my employment by Guilford Pharmaceuticals Inc. and/or its affiliates ("Guilford"), and its successors or assigns and the compensation paid and to be paid to me by Guilford, I hereby covenant, represent and agree that:

         1. EXCLUSIVE PROPERTY OF GUILFORD. My entire interest in any and all inventions and improvements conceived or completed by me, either alone or with others after ____________________, 20__ ("Employment Date") until the termination of my employment with Guilford, shall be the exclusive property of Guilford.

         2. DISCLOSURE OF INVENTIONS AND IMPROVEMENTS. All such inventions and improvements (whether patentable or not) will be disclosed by me promptly in writing to Guilford without any obligation of Guilford to pay royalty or other consideration other than my regular wages. I agree that my regular wages are full and complete compensation for: (a) all obligations assumed by me under this Agreement; and (b) all inventions, improvements, discoveries and patent rights assigned by me under this Agreement; and (c) in full satisfaction of any compensation and royalties to which I may be entitled by law or otherwise, including but not limited to, the law of any country in which I am a resident at any time during the term of this Agreement. In addition to the foregoing, I shall disclose promptly to Guilford all suggestions, ideas, information, observations and data obtained or conceived by me in the course of my employment with Guilford. I agree that I shall at no time subsequent to the Employment Date assert any rights under any invention as having been made or acquired by me prior to my employment by Guilford except as set forth in the attached Exhibit A, which contains a detailed description or copies of such inventions. If there are no exceptions listed, it is understood that there are none.

         3. ASSIGNMENT OF INTERESTS. At the request and expense of Guilford, but without further compensation to me, I will do all lawful acts and execute all lawful papers, which Guilford may deem necessary from time to time to perfect and protect the exclusive rights of Guilford in such inventions and improvements. I shall promptly and fully assist, as requested by Guilford, in the preparation and filing of patent applications in all countries selected by Guilford for such inventions as belong to Guilford and shall ssign my entire right, title, and interest in and to such inventions and patent applications to Guilford for all countries and promptly sign any and all lawful papers, take all lawful oaths and do all lawful acts, including giving testimony as requested by Guilford without cost to me and at the expense of Guilford in connection with any patent application or patent.

         4. RELEASE OF CERTAIN RIGHTS. As to inventions and improvements set forth in numbered Paragraph 1, but which are not, in my opinion, of interest to Guilford, I nevertheless agree promptly to disclose them as provided for in Paragraph 2, in return for which I shall have the right, by written request stating why each such invention or improvement is not of interest to Guilford, to request Guilford to release its right therein.

         5. RECORDKEEPING. I shall keep and maintain adequate and current written records, in accordance with Guilford policies and practices, of all inventions and confidential information in the form of notes, sketches, drawings, reports, or other documents relating thereto, which shall be and shall remain the exclusive property of Guilford and shall be available to Guilford at all times. All writings, records, and other documents and things containing any inventions or confidential information of Guilford in my custody or possession shall be the exclusive property of Guilford shall not be copied and/or removed from the premises of Guilford except in pursuit of the business of Guilford, and shall be delivered to Guilford without retaining any copies, upon the termination of employment or at any time as requested by Guilford.

         6. CONFIDENTIAL INFORMATION. In the course of my employment by Guilford, I will acquire knowledge and information pertaining to Guilford which is confidential or in which Guilford has proprietary rights, whether or not specifically designated by Guilford as confidential. I agree not to disclose or use (except as I in good faith deem reasonably necessary or desirable in the job or pursuant to legal process) any confidential information including trade secrets, know how and other proprietary information of Guilford or any information received in confidence by Guilford from others, either during or after my employment. It is understood that such confidential information of Guilford includes matters conceived or developed by me, as well as matters learned from other employees of Guilford. I shall not, except as an authorized representative of Guilford may otherwise consent or direct, in writing, reveal or disclose, sell, use, lecture upon, or publish any confidential information of Guilford, or authorize anyone else to do these things at any time either during or subsequent to my employment with Guilford, except as permitted in the prior sentence. This clause shall continue in full force and effect after termination of my employment except that the obligations with respect to any specific portion of confidential information shall cease whenever such specific portion of confidential information has become generally known to the public.

         7. CONFLICTS OF INTEREST. During the period of my employment, I agree not to engage directly or indirectly in any activities that would represent a conflict of interest or compete with the research or business activities of Guilford, provided the foregoing shall not prevent me from owning more than two percent (2%) of any publicly owned company or having ownership through mutual funds, private equity or other similar investment groups so long as I am not actively involved in the investment or management decisions. Further, I agree to adhere to all the rules, regulations, and policies of Guilford that have been established or may hereafter be established with respect to the subject matter of this Agreement that has been disclosed in writing to me.

         8. AT-WILL EMPLOYMENT. This Agreement is not an agreement of employment and does not create a contract of employment. I understand that my employment at Guilford is "at will" and not for a specified term and that such employment can be terminated at any time by either party, with or without cause and with or without notice. Following termination of employment, I shall continue to be obligated under the non-disclosure of confidential information provisions of this agreement not to use or disclose confidential information so long as it remains proprietary or protectible as confidential or a trade secret. The obligations under Paragraphs 1 through 6 inclusive of this Agreement shall not terminate upon the termination of my employment, but rather, shall continue in effect thereafter until such time as the rights to the improvements, discoveries and inventions have been protected in Guilford and the information referred to in Paragraph 6 hereof shall be in the public domain through no act of mine. I will not take with me or retain, unless authorized in writing by the Chief Executive Officer of Guilford any text, drawings, blueprints, specifications, data or any writings or documents whatsoever, or copies thereof, which reflect or deal with confidential or proprietary knowledge or information of Guilford or its business, and I will deliver to Guilford all of the foregoing which may be in my possession prior to leaving the employ of Guilford. Prior to departure, I will cooperate with Guilford in completing the employee exit procedures and, to the extent acceptable to me, signing any documents then in use by Guilford.

         9. EQUITABLE RELIEF. I agree that the confidential and proprietary information of Guilford which may be acquired by me are unique and that any breach of this Agreement by me cannot be compensated adequately by monetary damages. I therefore agree, that Guilford shall be entitled, in addition to all other remedies available to it, to equitable relief by injunction or otherwise as to any breach of this Agreement.

         10. ENTIRE AGREEMENT. Guilford and I agree that this Agreement supersedes any prior agreement relating generally to the subject matter hereof, and I agree that this Agreement can only be amended, altered or terminated and its provisions can only be waived by an agreement in writing signed by me and by the Chief Legal Officer of Guilford or his designee.

         11. NO EXCLUSIONS. No inventions or improvements or confidential information otherwise included in this Agreement are excluded from its terms unless set out in writing and attached hereto as Exhibit A.

         12. NO CONFLICTS. I represent that I have no agreements with or obligations to others in conflict with the foregoing.

         13. MATERIALS OF PRIOR EMPLOYERS. I represent that I have not brought and will not bring to Guilford in the course of my employment by Guilford any materials or documents of a former employer that are not generally available to the public, unless I have obtained prior express written authorization from the former employer for their possession and use. I have specified in writing and attached hereto as Exhibit A all such authorized materials or documents.

         14. PHOTOGRAPHS. I consent to my photograph being taken by Guilford and its representatives from time to time and agree that Guilford may use any such photograph at any time including after termination of my employment by Guilford so long as it is used only with regard to positive purposes and shows me in a favorable light without any obligation on the part of Guilford to pay me any consideration other than the regular wages due me for so long as I am employed at Guilford.

         15. NON-SOLICITATION. For a period commencing on the Employment Date and continuing for one year following the date that my employment with Guilford terminates, I will not, directly or indirectly, solicit for employment any employee of Guilford for employment with any person, business or entity other than Guilford, nor, except in the good faith performance of my duties, will I encourage or incite any employee of Guilford to terminate his or her employment with Guilford. I may, however, serve as a reference for an employee so long as I am not being compensated by the company the reference is given to. The foregoing shall not limit general advertising or other general forms of soliciting not specifically targeted at Guilford employees.

                               [signature follows]

Executed at Baltimore, Maryland this ____ day of ____________________, 20__.


                                            ------------------------------------
                                            Signature

                                            ------------------------------------
                                            Printed Name


------------------------------------
Witness

                        (GUILFORD PHARMACEUTICALS LOGO)


                      PATENT AND CONFIDENTIALITY AGREEMENT

                                    EXHIBIT A

         1. The following is a complete list of all inventions, developments, improvements and discoveries which have been made, conceived of or reduced to practice by the undersigned, alone or jointly with others, prior to employment by Guilford:

                                                               none
                                                  -----
                                                               see below
                                                  -----


------------------------------------              ------------------------------
Signature                                         Date

------------------------------------
Printed Name

         2. The following is a complete list of all materials or documents of a former employer brought to Guilford by the undersigned:

                                                               none
                                                  -----
                                                               see below
                                                  -----


------------------------------------              ------------------------------
Signature                                         Date

------------------------------------
Printed Name